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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Capital Factors Holding, Inc. on Form S-8 of our report dated March 10, 1997 apearing in the Annual Report on Form 10-K of Capital Factors Holding, Inc. for the year ended December 31, 1996.



Deloitte & Touche LLP
Miami, Florida

June 27, 1997